UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

Schedule 14A INFORMATION

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Rapid7, Inc.

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RAPID7, INC.

120 Causeway Street

Boston, Massachusetts 02114

SUPPLEMENT TO THE PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 9, 2026

This proxy statement supplement (this “Supplement”) updates and amends the definitive proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission on April 22, 2026 regarding the 2026 Annual Meeting of Stockholders of Rapid7, Inc. (the “Annual Meeting”) to be held on Tuesday, June 9, 2026 at 11:30 a.m., Eastern Time, via live audio webcast at www.virtualshareholdermeeting.com/RPD2026.

The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement. Except as updated by this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote for the Annual Meeting. Capitalized terms not defined in this Supplement have the meanings set forth in the Proxy Statement. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as amended by this Supplement.

If you have already submitted a proxy to vote your shares at the Annual Meeting and do not wish to change your vote, you do not need to resubmit a new proxy.

If you have already submitted your proxy and would like to change or revoke your proxy on any proposal, please refer to the “Questions and Answers About These Proxy Materials and Voting—Can I change my vote after submitting my proxy?” in the section of the Proxy Statement.

On June 1, 2026, we announced in a Form 8-K filed with the SEC that, effective immediately, (i) Wael Mohamed, an independent director of the Board, has been appointed as our Chief Executive Officer, (ii) Corey Thomas, our Chief Executive Officer, has been appointed as our Executive Chairman of the Board and (iii) Marc Brown, the independent Chairman of the Board, has been appointed as our Lead Independent Director. Messrs. Mohamed, Thomas and Brown remain directors on the Board, and continue to be nominated for election at the Annual Meeting. All of the other director nominees for the Annual Meeting also remain unchanged.

We are supplementing the Proxy Statement for these changes as follows.

PROPOSAL 1 – ELECTION OF DIRECTORS

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On page 10 of the Proxy Statement, the table setting forth the names, ages and certain other information for each of the nominees to be elected is updated to reflect that (i) Marc Brown is our Lead Independent Director, (ii) Wael Mohamed is not a member of the Compensation Committee (or any other Board committee) and (iii) Corey Thomas is our Executive Chairman of the Board.

•	On page 10 of the Proxy Statement, the graphic regarding the percentage of directors following the Annual Meeting that are independent is updated to reflect that 82% of our directors are independent.

•	On page 12 of the Proxy Statement, the biographical information for Wael Mohamed and Corey Thomas is updated to the following:

Wael Mohamed has served as our Chief Executive Officer since June 2026 and a member of our Board since April 2025. Mr. Mohamed is the Founder, Managing General Partner and board member for Global Forward Capital Management PTE. LTD., a multi-stage investment firm founded in 2017. Mr. Mohamed formerly served as Operating Partner at Advent International, Chief Executive Officer at Forescout Technologies, Chairman of the Board for Cysiv, and President, Chief Operating Officer and board member for Trend Micro Group from 2015 to 2020, which is headquartered in Japan, publicly traded on the Tokyo Stock Exchange and a member of the Nikkei 225. Mr. Mohamed holds a bachelor’s degree in computer science from Dalhousie University and an Executive Corporate Director Certificate from Harvard Business

School, and completed the Executive Program at Queen’s Graduate School of Business and the MIT Sloan + CSAIL: Artificial Intelligence: Implications for Business Strategy program at the Massachusetts Institute of Technology. Our Board believes that Mr. Mohamed’s business and technological expertise and his leadership of our Company qualifies him to serve on our Board.

Corey Thomas has served as our Executive Chairman since June 2026 and as a member of our Board since October 2012. He also served as Chairman of our Board from February 2019 until June 2025. Previously, he served as our Chief Executive Officer from October 2012 to May 2026. He currently serves on the board of directors of LPL Financial Holdings Inc., a publicly traded financial services company, and as a member of its audit committee. Mr. Thomas also serves on the board of directors of Blue Cross Blue Shield of Massachusetts and as a member of its compensation, audit and health care quality and affordability committees. In February 2023, Mr. Thomas was appointed to the President’s National Security Telecommunications Advisory Committee. Mr. Thomas received a B.E. in electrical engineering and computer science from Vanderbilt University and an M.B.A. from Harvard Business School. Our Board believes that Mr. Thomas’ financial and business expertise and his daily insight into corporate matters from his prior role as our Chief Executive Officer qualify him to serve on our Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

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On page 13 of the Proxy Statement, the last two sentences of the section “Independence of the Board of Directors” is updated to the following: Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent auditors, the Board has affirmatively determined that the following nine directors and one director nominee are independent within the meaning of the applicable Nasdaq listing standards: Mses. Bruner and Sondhi, and Messrs. Berry, Brown, Burns, Galligan, Holzman, Kalowski, Nye and Schodorf. Messrs. Mohamed and Thomas are not independent directors by virtue of their employment with us.

•	On page 13 of the Proxy Statement, the section “Board Leadership Structure” is updated as follows:

Corey Thomas serves as our Executive Chairman and Wael Mohamed serves as our Chief Executive Officer. Under our Corporate Governance Guidelines, our Board may separate or combine the roles of Chairman and Chief Executive Officer when and if it believes it advisable and in the best interest of Rapid7 and its stockholders to do so.

The Board believes that Mr. Thomas is the most qualified director to lead the Board as Executive Chairman given his deep understanding of our business, operations and industry and his service as our Chief Executive Officer for more than a decade. Further, he remains best positioned to ensure strategic alignment and clarity of vision, goals and expectations between the Board and management and to provide mentorship to Mr. Mohamed in his new role as our Chief Executive Officer. As Executive Chairman, Mr. Thomas will continue to preside at meetings of the Board and stockholders.

Because Mr. Thomas is not an independent director, the Board has appointed Marc Brown as our Lead Independent Director. As Lead Independent Director, Mr. Brown’s responsibilities set forth under our Corporate Governance Guidelines include:

•	establish the agenda for meetings of the independent directors;

•	preside over meetings of the independent directors;

•	preside over any portions of meetings of the Board evaluating the performance of the Board;

•	coordinate the activities of the other independent directors; and

•	perform such other duties the Board may establish or delegate.

The Board believes that our current leadership structure is effective, efficient and in the best interest of Rapid7 and our stockholders. The Board benefits from Mr. Thomas’ continued leadership from his prior experience as our Chief Executive Officer. A strong and empowered Lead Independent Director with a decade of experience on the Board and who previously led the Board helps ensure that the Board provides effective oversight of management.

In addition, we have a separate chair for each committee of the Board. At each regular Board meeting, the chairs of each committee are expected to report to the Board on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case. Our Bylaws and Corporate Governance Guidelines provide the Board with flexibility to make determinations as circumstances require and in a manner that it believes is in the best interests of the Company. The Board will continue to evaluate our leadership structure periodically and make changes in the future as it deems appropriate.

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On page 14 of the Proxy Statement, the last sentence of the section “Role of the Board in Risk Oversight” is updated as follows: The Board has delegated to the Lead Independent Director the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

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On page 15 of the Proxy Statement, the first sentence of the section “Compensation Committee” is updated as follows: The Compensation Committee is currently composed of three directors: Messrs. Galligan, Nye and Schodorf. Mr. Mohamed served on the Compensation Committee during 2025 and prior to his appointment as our Chief Executive Officer in June 2026.

EXECUTIVE OFFICERS

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On page 23 of the Proxy Statement, the table regarding our executive officers is updated to reflect that our executive officers are: Wael Mohamed, Chief Executive Officer; Corey Thomas, Executive Chairman of the Board; and Rafe Brown, Chief Financial Officer. Biographical information for Messrs. Mohamed and Thomas is presented above under the caption “Election of Directors.”